Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter and Year End 2013 Results

Wakefield, MA—February 18, 2014—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $29.2 million or $0.29 per share for the fourth quarter ended December 31, 2013; and FFO of $100.8 million or $1.07 per share for the full year ended December 31, 2013. Net income was $6.6 million or $0.07 per share for the fourth quarter ended December 31, 2013 and $19.8 million or $0.21 per share for the year ended December 31, 2013. Please note the Company has updated its definition of FFO, which is described on page 12 of this press release.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended December 31,			Year Ended December 31,
(in 000's except per share data)	2013	2012	Increase (Decrease)	2013	2012	Increase (Decrease)

Net Income	$6,591	$5,459	$1,132	$19,827	$7,633	$12,194

FFO	$29,220	$20,690	$8,530	$100,833	$80,355	$20,478
Per Share Data:
EPS	$0.07	$0.07	$—	$0.21	$0.09	$0.12
FFO	$0.29	$0.25	$0.04	$1.07	$0.97	$0.10

Weighted average
shares (diluted)	100,187	82,937	17,250	93,855	82,937	10,918

Comparing results for the fourth quarter of 2013 to the same period in 2012, FFO increased $8.5 million or $0.04 per share to $29.2 million or $0.29 per share in 2013. The FFO increase was primarily from higher property income due to five acquisitions completed since July 2012 and improved occupancy in our portfolio, which was partially offset by decreased interest income as a result of repayment of secured real estate loans and by higher G&A. Net Income and EPS was $6.6 million or $0.07 per share for the fourth quarter of 2013 compared to a net income of $5.5 million or $0.07 per share for the fourth quarter of 2012.

Comparing results for the year ended December 31, 2013 to 2012, FFO increased $20.5 million or $0.10 per share to $100.8 million or $1.07 per share in 2013. The FFO increase was primarily from higher property income due to five acquisitions completed since July 2012 and improved occupancy in our portfolio, which was partially offset by decreased interest income as a result of repayment of secured real estate loans and by higher G&A. Net Income and EPS was $19.8 million and $0.21 per share, respectively, for the year ended December 31, 2013 compared to net income and EPS of $7.6 million and $0.09 per share, respectively, for the same period in 2012. For the year ended December 31, 2013, Net Income includes the effect of income from discontinued operations of $2.5 million, or $0.03 per share, which includes a $2.2 million gain on the sale of a property sold in October and income from the operations from the property we sold. For the year ended December 31, 2012, Net Income includes the effect of a loss from discontinued operations of $15.3 million or $0.19 per share. The loss included a $14.8 million loss on a property sold in December 2012 and $0.5 million in losses from the operations of properties we sold.

George J. Carter, President and CEO, commented as follows:

“For the fourth quarter of 2013, FSP's profits as represented by FFO totaled approximately $29.2 million or $0.29 per share, an increase of approximately $1.6 million or $0.01 per share compared to the third quarter of 2013. Dividend distributions declared for the fourth quarter of 2013, which were paid on February 14, 2014, were approximately $19.0 million or $0.19 per share. For the full-year 2013, FSP's profits as represented by FFO totaled approximately $100.8 million or $1.07 per share, an increase of approximately $20.5 million or $0.10 per share compared to full-year 2012. Our increase in year-over-year FFO per fully-diluted share for 2013 was approximately 10.3%, one of the highest in the office REIT sector, and continues our strong FFO per share growth performance of approximately 9.0% in 2012 and 6.0% in 2011. Our total growth in FFO per fully-diluted share for the three year period of 2011, 2012 and 2013 totaled approximately 27.4% and is one of the highest aggregate three year growth rates in the office REIT sector. Our total FFO has grown 51.1% over the last three years from $66.7 million to $100.8 million. As we begin 2014, we are for the first time providing FFO guidance. We are optimistic about potential growth prospects during 2014 producing FFO meaningfully higher than 2013 by continuing our organic "same-store" growth which totaled about 2.1% in 2013, as well as through additional property acquisitions which totaled about $560 million in 2013. We have a relatively small amount of tenant lease roll-over scheduled during 2014 and our core markets’ rental metrics continue to meaningfully improve. We believe our balance sheet is in excellent shape with no property secured debt and no preferred stock outstanding. This gives us a lot of property portfolio flexibility, along with an approximately 5.6 times total fixed charge debt service coverage ratio, one of the highest in the office REIT sector. Over the last three years, our total market capitalization has grown 46.9% from $1.4 billion to $2.1 billion. We believe FSP is in a very strong position to continue its growth in 2014.

Our directly-owned real estate portfolio of 39 properties, totaling approximately 9,700,000 square feet, was approximately 94.1% leased as of December 31, 2013, up from approximately 93.8% leased at the end of the third quarter 2013. Our property portfolio of primarily urban in-fill office assets has relatively modest lease expirations during 2014, which we have continued to proactively reduce. As of year-end 2013, only 5.6% of our commercial square footage is scheduled to expire in 2014. As of the end of the third quarter of 2013, most of the tenant improvement expenditures and leasing costs incurred over the last three years to help reach current occupancy levels have been paid and we expect future capital expenditures to continue to moderate in relation to the level of rental revenues being achieved.

While there were no new property acquisitions made in the fourth quarter of 2013, there were two property dispositions completed. First, one of our single-asset REIT affiliates "FSP 505 Waterford Corp." sold its thirteen-story 256,000 square foot office property in Plymouth, Minnesota (a suburb of Minneapolis) for $33.0 milllion. FSP's first mortgage loan of $2.35 million was repaid in full. The second disposition was our Richardson, Texas (a suburb of Dallas), two-story 122,300 square foot office property known as "1410 East Renner" for $12.5 million on which we recognized a $2.2 million gain. We continuously review and evaluate our property portfolio for potentially advantageous dispositions as well as broader real estate markets for attractive additional property acquisitions. We would anticipate further disposition and acquisition activity during 2014.

As 2014 begins, FSP will focus on continuing its profit growth by increasing occupancy and rents on its portfolio of properties while pursuing the acquisition of additional real estate investments that have the potential to add to those profits.

We are very optimistic about our prospects for growth during 2014 and beyond.”

Dividend Update

On January 10, 2014, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended December, 2013 of $0.19 per share of common stock that was paid on February 14, 2014 to stockholders of record on January 24, 2014.

FFO Guidance

We are providing full year FFO guidance for 2014 in the range of $1.08 to $1.12 per diluted share. This guidance (a) excludes the impact of future acquisitions, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and G&A expenses; and (c) reflects our current expectations of economic conditions in the coming year. We will update guidance quarterly in our earnings releases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of December 31, 2013. The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

__________________________________________________________________________________________

Funds From Operations (FFO)

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule H. Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended		Year Ended
	December 31,		December 31,

(In thousands, except per share amounts)	2013	2012	2013	2012

Net income	$6,591	$5,459	$19,827	$7,633
(Gain) loss on sale of or equity interest in properties, less applicable income tax	(2,158)	526	(2,158)	14,826
GAAP (income) loss from non-consolidated REITs	543	(972)	1,358	(2,033)
FFO from non-consolidated REITs	346	252	2,148	4,124
Depreciation & amortization	23,886	15,239	79,090	55,518
NAREIT FFO	29,208	20,504	100,265	80,068
Acquisition costs of new properties	12	186	568	287
Funds From Operations (FFO)	$29,220	$20,690	$100,833	$80,355

Per Share Data
EPS	$0.07	$0.07	$0.21	$0.09
FFO	$0.29	$0.25	$1.07	$0.97

Weighted average shares (basic and diluted)	100,187	82,937	93,855	82,937

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for February 19, 2014 at 10:00 a.m. (ET) to discuss the 2013 results. To access the call, please dial 1-888-317-6016. Internationally, the call may be accessed by dialing 1-412-317-6016. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S. FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis. FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO) and comment on change	H
FFO Comparison of new definition to old definition	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands, except per share amounts)	2013	2012	2013	2012

Revenue:
Rental	$61,307	$41,227	$206,926	$150,434
Related party revenue:
Management fees and interest income from loans	1,717	1,801	6,646	10,947
Other	—	87	64	199
Total revenue	63,024	43,115	213,636	161,580

Expenses:
Real estate operating expenses	15,223	10,502	51,100	37,440
Real estate taxes and insurance	8,912	5,959	31,616	22,904
Depreciation and amortization	23,976	15,019	78,839	54,051
Selling, general and administrative	2,698	2,462	11,911	9,916
Interest	7,198	4,167	21,054	16,068

Total expenses	58,007	38,109	194,520	140,379

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	5,017	5,006	19,116	21,201
Interest income	6	34	16	51
Equity in earnings of non-consolidated REITs	(543)	972	(1,358)	2,033

Income before taxes on income	4,480	6,012	17,774	23,285
Taxes on income	128	99	480	335

Income from continuing operations	4,352	5,913	17,294	22,950

Discontinued operations:
Income (loss) from discontinued operations, net of income tax	81	72	375	(491)
Gain (loss) on sale, less applicable income tax	2,158	(526)	2,158	(14,826)
Total discontinued operations	2,239	(454)	2,533	(15,317)

Net income	$6,591	$5,459	$19,827	$7,633

Weighted average number of shares outstanding,
basic and diluted	100,187	82,937	93,855	82,937

Earnings (loss) per share, basic and diluted, attributable to:
Continuing operations	$0.04	$0.07	$0.18	$0.28
Discontinued operations	$0.03	—	0.03	(0.19)
Net income per share, basic and diluted	$0.07	$0.07	$0.21	$0.09

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except share and par value amounts)	2013	2012
Assets:
Real estate assets, net	$1,568,338	$1,134,788
Acquired real estate leases, less accumulated amortization
of $69,848 and $39,203, respectively	183,454	108,203
Investment in non-consolidated REITs	80,494	81,960
Assets held for sale	—	10,575
Cash and cash equivalents	19,623	21,267
Restricted cash	643	575
Tenant rent receivables, less allowance for doubtful accounts
of $50 and $1,300, respectively	5,102	1,749
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $135, respectively	42,261	35,374
Prepaid expenses and other assets	10,506	13,761
Related party mortgage loan receivables	99,746	93,896
Other assets: derivative asset	5,321	—
Office computers and furniture, net of accumulated depreciation
of $747 and $584, respectively	709	544
Deferred leasing commissions, net of accumulated amortization
of $15,031 and $11,812, respectively	27,837	23,376
Total assets	$2,044,034	$1,526,068

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$306,500	$216,750
Term loan payable	620,000	400,000
Accounts payable and accrued expenses	44,137	31,122
Accrued compensation	2,985	2,540
Tenant security deposits	4,027	2,489
Other liabilities: derivative liability	2,044	1,219
Acquired unfavorable real estate leases, less accumulated amortization
of $6,926 and $4,618, respectively	14,175	7,199
Total liabilities	993,868	661,319

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 82,937,405 shares issued and outstanding, respectively	10	8
Additional paid-in capital	1,273,556	1,042,876
Accumulated other comprehensive income (loss)	3,277	(1,219)
Accumulated distributions in excess of accumulated earnings	(226,677)	(176,916)
Total stockholders’ equity	1,050,166	864,749
Total liabilities and stockholders’ equity	$2,044,034	$1,526,068

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Year Ended December 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$19,827	$7,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	81,267	57,500
Amortization of above market lease	(365)	71
Gain (loss) on sale, less applicable income tax	(2,158)	14,826
Equity in earnings of non-consolidated REITs	1,358	(2,033)
Distributions from non-consolidated REITs	—	705
Increase (decrease) in bad debt reserve	(1,250)	65
Changes in operating assets and liabilities:
Restricted cash	(68)	(82)
Tenant rent receivables	(2,103)	(354)
Straight-line rents	(5,782)	(4,464)
Lease acquisition costs	(1,146)	(2,520)
Prepaid expenses and other assets	(1,547)	(328)
Accounts payable, accrued expenses and other items	11,137	3,717
Accrued compensation	445	318
Tenant security deposits	1,538	481
Payment of deferred leasing commissions	(9,125)	(5,179)
Net cash provided by operating activities	92,028	70,356
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(473,922)	(183,868)
Acquired real estate leases	(100,143)	(37,302)
Investment in non-consolidated REITs	4,858	(1)
Distributions in excess of earnings from non-consolidated REITs	108	2,105
Investment in related party mortgage loan receivable	(8,200)	(74,580)
Repayment of related party mortgage receivable	2,350	121,200
Proceeds received on sales of real estate assets	12,301	157
Net cash used in investing activities	(562,648)	(172,289)
Cash flows from financing activities:
Distributions to stockholders	(69,588)	(63,032)
Proceeds from equity offering	241,500	—
Offering costs	(10,818)	—
Borrowings under bank note payable	160,000	294,750
Repayments of bank note payable	(70,250)	(527,000)
Borrowing (repayment) of term loan payable	220,000	400,000
Deferred financing costs	(1,868)	(5,331)
Net cash provided by financing activities	468,976	99,387
Net increase (decrease) in cash and cash equivalents	(1,644)	(2,546)
Cash and cash equivalents, beginning of year	21,267	23,813
Cash and cash equivalents, end of year	$19,623	$21,267

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)

	Total	% of
Year	Square Feet	Portfolio
2014	543,748	5.6%
2015	918,562	9.5%
2016	918,729	9.5%
2017	1,072,134	11.1%
2018	863,568	8.9%
Thereafter (2)	5,368,544	55.4%
	9,685,285	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 570,868 square feet of current vacancies.

(dollars & square feet in 000's)	As of December 31, 2013
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	10	$ 403,639	25.7%	2,537	26.2%
Colorado	6	457,087	29.1%	2,118	21.9%
Georgia	3	226,443	14.4%	1,396	14.4%
Virginia	4	95,871	6.1%	684	7.1%
Minnesota	2	42,085	2.7%	628	6.5%
Missouri	3	64,382	4.1%	477	4.9%
North Carolina	3	65,458	4.2%	431	4.4%
Illinois	2	48,036	3.1%	372	3.8%
Maryland	1	52,713	3.4%	325	3.4%
Florida	1	44,291	2.8%	213	2.2%
Indiana	1	33,989	2.2%	205	2.1%
California	2	20,890	1.3%	182	1.9%
Washington	1	13,454	0.9%	117	1.2%
	39	$ 1,568,338	100.0%	9,685	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	For the Three Months Ended:				Year ended
(in thousands)	31-Mar-13	30-Jun-13	30-Sep-13	31-Dec-13	31-Dec-13

Non-investment capex	$1,118	$1,622	$1,552	$1,479	$5,771
Tenant improvements	1,729	5,754	4,596	2,992	15,071
Deferred leasing costs	2,813	1,087	3,821	1,536	9,257
	$5,660	$8,463	$9,969	$6,007	$30,099

	For the Three Months Ended:				Year ended
	31-Mar-12	30-Jun-12	30-Sep-12	31-Dec-12	31-Dec-12

Non-investment capex	$746	$1,003	$711	$1,252	$3,712
Tenant improvements	3,014	2,705	2,854	4,464	13,037
Deferred leasing costs	2,196	1,343	1,104	2,784	7,427
	$5,956	$5,051	$4,669	$8,500	$24,176

Square foot & leased percentages	December 31,	December 31,
	2013	2012
Owned portfolio of commercial real estate (1)
Number of properties	39	37
Square feet	9,685,285	7,854,679
Leased percentage	94.1%	94.0%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,395,500	1,392,316
Leased percentage	64.1%	65.2%

Single Asset REITs (SARs) managed (1)
Number of properties	12	13
Square feet	3,067,199	3,323,566
Leased percentage	87.4%	87.2%

Total owned, investments & managed properties (1)
Number of properties	53	52
Square feet	14,147,984	12,570,561
Leased percentage	89.7%	89.0%

(1)  Includes asset sold in 2013 as of December 31, 2012

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Dec-13	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	860,429	54.9%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	78.8%	27.0%
			1,395,500	64.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

				%	Third	%	Fourth
				Leased (1)	Quarter	Leased (1)	Quarter
			Square	as of	Average %	as of	Average %
	Property Name	Location	Feet	30-Sep-13	Leased (2)	31-Dec-13	Leased (2)

1	PARK SENECA	Charlotte, NC	109,674	80.7%	79.6%	82.3%	81.5%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
4	CENTENNIAL	Colorado Springs, CO	110,405	85.4%	85.4%	85.4%	85.4%
5	MEADOW POINT	Chantilly, VA	138,537	92.6%	92.6%	92.6%	92.6%
6	TIMBERLAKE	Chesterfield, MO	232,766	98.3%	98.3%	98.3%	98.3%
7	FEDERAL WAY	Federal Way, WA	117,010	51.5%	51.5%	54.4%	53.4%
8	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
9	TIMBERLAKE EAST	Chesterfield, MO	116,197	94.6%	94.6%	91.0%	91.0%
10	PARK TEN	Houston, TX	157,460	100.0%	100.0%	100.0%	100.0%
11	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
12	ADDISON	Addison, TX	293,787	94.3%	94.3%	94.3%	94.3%
13	COLLINS CROSSING	Richardson, TX	298,766	99.5%	99.5%	99.5%	99.5%
14	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
15	RIVER CROSSING	Indianapolis, IN	205,059	99.1%	98.8%	99.1%	99.1%
16	LIBERTY PLAZA	Addison, TX	218,934	86.0%	85.5%	96.0%	95.6%
17	INNSBROOK	Glen Allen, VA	298,456	99.9%	99.6%	99.9%	99.9%
18	380 INTERLOCKEN	Broomfield, CO	240,184	86.1%	86.1%	86.1%	86.1%
19	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
20	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
21	WILLOW BEND	Plano, TX	117,050	92.3%	92.3%	100.0%	97.4%
22	ONE OVERTON PARK	Atlanta, GA	387,267	98.9%	98.8%	98.3%	98.7%
23	390 INTERLOCKEN	Broomfield, CO	241,516	69.4%	76.3%	69.4%	69.4%
24	EAST BALTIMORE	Baltimore, MD	325,445	76.8%	76.8%	77.8%	77.5%
25	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
26	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
27	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
28	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
29	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
30	121 SOUTH EIGHTH ST	Minneapolis, MN	474,991	90.2%	90.2%	91.0%	90.5%
31	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
32	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
33	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
34	909 DAVIS	Evanston, IL	195,245	97.9%	97.9%	97.9%	97.9%
35	1410 EAST RENNER *	Richardson, TX	122,300	100.0%	100.0%	Sold October 29, 2013
36	ONE RAVINIA DRIVE	Atlanta, GA	386,603	91.0%	91.0%	90.4%	90.4%
37	WESTCHASE I & II	Houston, TX	629,025	97.1%	97.1%	97.1%	97.1%
38	1999 BROADWAY	Denver, CO	673,839	95.8%	95.9%	95.8%	95.5%
39	999 PEACHTREE	Atlanta, GA	621,946	94.3%	94.6%	94.3%	94.3%
40	1001 17th STREET	Denver, CO	655,420	88.5%	88.5%	88.5%	88.5%

	TOTAL WEIGHTED AVERAGE *		9,685,285	93.8%	94.1%	94.1%	94.0%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.

(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

(3) Total weighted averages include asset sold October 29, 2013.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of December 31, 2013
				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	TCF National Bank	263,111	60	2.7%
2	Quintiles Transnational Corp	259,531	87	2.7%
3	CITGO Petroleum Corporation	248,399	29	2.6%
4	Sutherland Asbill Brennan LLP	243,839	81	2.5%
5	Newfield Exploration Company	234,495	13	2.4%
6	US Government (a)	229,752	92	2.4%
7	Burger King Corporation	212,619	58	2.2%
8	Denbury Onshore, LLC	202,600	13	2.1%
9	RGA Reinsurance Company	197,354	63	2.0%
10	SunTrust Bank (b)	182,888	60	1.9%
11	Citicorp Credit Services, Inc	176,848	61	1.8%
12	C.H. Robinson Worldwide, Inc	153,028	47	1.6%
13	T-Mobile South, LLC dba T-Mobile	151,792	48	1.6%
14	Houghton Mifflin Harcourt Publishing Company	150,050	27	1.5%
15	Petrobras America, Inc.	144,813	13	1.5%
16	Murphy Exploration & Production Company	144,677	13	1.5%
17	Argo Data Resource Corporation	138,540	57	1.4%
18	Giesecke & Devrient America, Inc. (c)	135,888	73	1.4%
19	Monsanto Company	127,778	28	1.3%
20	Federal National Mortgage Association	123,144	61	1.3%
	Total	3,721,146		38.4%

(a) Includes 183,601 and 37,813 square feet which expire in 2018 & 2014, respectively.
The remaining 11,495 square feet expire between 2015 - 2020.
(b) Includes 55,388 square feet which expires October 31, 2016.
(c) Includes 23,778 square feet which will contract effective January 1, 2014.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Definition of Funds From Operations (“FFO”),

FFO Definition Change

As of December 31, 2013, we have changed our definition of FFO in an effort to more closely match the National Association of Real Estate Investment Trusts, or NAREIT, definition. The change is to include the FFO from our non-consolidated REITs in the calculation of FFO and to delete the distributions from those entities. We believe this change will make our results more comparable to other REITs. The impact of this change slightly decreased our growth rate in FFO per share for 2013 and 2012 and increased FFO per share for 2013, 2012 and 2011, by $0.02 per share per year.

Supplementary Schedule I on page 13 compares our FFO calculation to the previous definition.

New Definition

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

FFO Comparison

Quarterly FFO Per Share
New Definition	Q1	Q2	Q3	Q4	Total
2013	0.26	0.25	0.28	0.29	1.07
2012	0.24	0.24	0.24	0.25	0.97

Old Definition	Q1	Q2	Q3	Q4	Total
2013	0.25	0.24	0.27	0.29	1.05
2012	0.24	0.23	0.24	0.25	0.95

New Definition prior 4 year with growth rates:	For the Year Ended December 31,
(in thousands):	2013	2012	2011	2010
Net income (loss)	$19,827	$7,633	$43,524	$22,093
(Gain) loss on sale, less applicable income tax	(2,158)	14,826	(21,939)	—
Equity in earnings of non-consolidated REITs	1,358	(2,033)	(4,490)	(1,190)
FFO from non-consolidated REITs	2,148	4,124	6,784	4,998
Depreciation and amortization	79,090	55,518	48,439	40,724
NAREIT FFO	100,265	80,068	72,318	66,625
Acquisition costs of new properties	568	287	620	125

Funds From Operations	$100,833	$80,355	$72,938	$66,750

Fully Diluted Shares (Weighted Ave Shares)	93,855	82,937	81,857	79,826

FFO Per Share	$1.07	$0.97	$0.89	$0.84

Growth over prior year	10.3%	9.0%	6.0%

Old Definition prior 4 year with growth rates:	For the Year Ended December 31,
(in thousands):	2013	2012	2011	2010
Net income (loss)	$19,827	$7,633	$43,524	$22,093
(Gain) loss on sale, less applicable income tax	(2,158)	14,826	(21,939)	—
Equity in earnings of non-consolidated REITs	1,358	(2,033)	(4,490)	(1,190)
Distributions from non-consolidated REITs	107	2,810	5,056	5,170
Depreciation and amortization	79,090	55,518	48,439	40,724
NAREIT FFO	98,224	78,754	70,590	66,797
Acquisition costs of new properties	568	287	620	125

Funds From Operations	$98,792	$79,041	$71,210	$66,922

Fully Diluted Shares (Weighted Ave Shares)	93,855	82,937	81,857	79,826

FFO Per Share	$1.05	$0.95	$0.87	$0.84

Growth over prior year	10.5%	9.2%	3.6%

Note: The difference between the calculations is to include FFO from investments in non-consolidated REITs in the FFO calculation, which replaces distributions from non-consolidated REITs that was previously included. We believe the new definition more closely matches the NAREIT definition of FFO.